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                                                                     Exhibit 5.1



December 29, 2000



Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, CA 94404

Re:  Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Siebel Systems, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to (i) 60,000,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), issuable upon the exercise of stock options granted or to be granted under the Company's 1996 Equity Incentive Plan, as amended (the "1996 Plan") (the "1996 Plan Shares") and
(ii) 40,000,000 shares of the Company's Common Stock, $.001 par value, issuable upon the exercise of stock options granted or to be granted under the Company's 1998 Equity Incentive Plan, as amended (the "1998 Plan") (the "1998 Plan Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 1996 Plan Shares and the 1998 Plan Shares, when sold and issued in accordance with the 1996 Plan and the 1998 Plan, respectively, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By: /s/ Vincent P. Pangrazio
   -----------------------------
     Vincent P. Pangrazio